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                                                                  CONFORMED COPY


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                        BENEDEK BROADCASTING CORPORATION

                                     Issuer


                      BENEDEK BROADCASTING COMPANY, L.L.C.

                                    Guarantor


                              THE BANK OF NEW YORK

                                     Trustee


                               ------------------


                                  $135,000,000


                      11-7/8% Senior Secured Notes due 2005


                               ------------------


                                    INDENTURE



                            Dated as of March 1, 1995




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1

                   Definitions And Incorporation by Reference

SECTION 1.01.       Definitions...........................................     1
SECTION 1.02.       Other Definitions.....................................    25
SECTION 1.03.       Incorporation by Reference of Trust
                                Indenture Act.............................    26
SECTION 1.04.       Rules of Construction.................................    26


                                    ARTICLE 2

                                 The Securities

SECTION 2.01.       Form and Dating.......................................    27
SECTION 2.02.       Execution and Authentication..........................    30
SECTION 2.03.       Registrar and Paying Agent............................    31
SECTION 2.04.       Paying Agent to Hold Money in
                                Trust.....................................    31
SECTION 2.05.       Securityholder Lists..................................    32
SECTION 2.06.       Transfer and Exchange.................................    32
SECTION 2.07.       Replacement Securities................................    40
SECTION 2.08.       Outstanding Securities................................    41
SECTION 2.09.       Temporary Securities..................................    41
SECTION 2.10.       Cancellation..........................................    42
SECTION 2.11.       Defaulted Interest....................................    43
SECTION 2.12.       CUSIP Numbers.........................................    43


                                    ARTICLE 3

                                   Redemption

SECTION 3.01.       Notices to Trustee....................................    43
SECTION 3.02.       Selection of Securities to Be
                                Redeemed..................................    44
SECTION 3.03.       Notice of Redemption..................................    44
SECTION 3.04.       Effect of Notice of Redemption........................    45
SECTION 3.05.       Deposit of Redemption Price...........................    45
SECTION 3.06.       Securities Redeemed in Part...........................    45






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                                    ARTICLE 4

                                    Covenants

SECTION 4.01.       Payment of Securities.................................    46
SECTION 4.02.       SEC Reports...........................................    46
SECTION 4.03.       Limitation on Debt....................................    46
SECTION 4.04.       Limitation on Restricted Payments.....................    48
SECTION 4.05.       Limitation on Restrictions on Dis-
                                tributions from Restricted Sub-
                                sidiaries.................................    52
SECTION 4.06.       Limitation on Sales of Assets and
                                Subsidiary Stock..........................    53
SECTION 4.07.       Limitation on Transactions with
                                Affiliates................................    58
SECTION 4.08.       Change of Control.....................................    59
SECTION 4.09.       Compliance Certificate................................    61
SECTION 4.10.       Further Instruments and Acts..........................    61
SECTION 4.11.       Limitation on Liens...................................    61
SECTION 4.12.       Limitation on Sale/Leaseback Trans-
                                actions...................................    61
SECTION 4.13.       Future Guarantors.....................................    62
SECTION 4.14.       Limitation on the LLC Subsidiary's
                                Activities................................    62
SECTION 4.15.       Impairment of Security Interest.......................    63


                                    ARTICLE 5

                                Successor Company

SECTION 5.01.       When Company May Merge or Transfer
                                Assets....................................    64


                                    ARTICLE 6

                              Defaults and Remedies

SECTION 6.01.       Events of Default.....................................    65
SECTION 6.02.       Acceleration..........................................    68
SECTION 6.03.       Other Remedies........................................    68
SECTION 6.04.       Waiver of Past Defaults...............................    69
SECTION 6.05.       Control by Majority...................................    69
SECTION 6.06.       Limitation on Suits...................................    69
SECTION 6.07.       Rights of Holders to Receive
                                Payment...................................    70
SECTION 6.08.       Collection Suit by Trustee............................    70





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SECTION 6.09.       Trustee May File Proofs of Claim......................    70
SECTION 6.10.       Priorities............................................    71
SECTION 6.11.       Undertaking for Costs.................................    71
SECTION 6.12.       Waiver of Stay or Extension Laws .....................    71


                                    ARTICLE 7

                                     Trustee

SECTION 7.01.       Duties of Trustee.....................................    72
SECTION 7.02.       Rights of Trustee.....................................    73
SECTION 7.03.       Individual Rights of Trustee..........................    74
SECTION 7.04.       Trustee's Disclaimer..................................    74
SECTION 7.05.       Notice of Defaults....................................    74
SECTION 7.06.       Reports by Trustee to Holders.........................    74
SECTION 7.07.       Compensation and Indemnity............................    75
SECTION 7.08.       Replacement of Trustee................................    76
SECTION 7.09.       Successor Trustee by Merger...........................    77
SECTION 7.10.       Eligibility; Disqualification.........................    77
SECTION 7.11.       Preferential Collection of Claims
                                Against Company...........................    77


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01.       Discharge of Liability on
                                Securities; Defeasance....................    78
SECTION 8.02.       Conditions to Defeasance..............................    79
SECTION 8.03.       Application of Trust Money............................    80
SECTION 8.04.       Repayment to Company..................................    81
SECTION 8.05.       Indemnity for Government Obliga-
                                tions.....................................    81
SECTION 8.06.       Reinstatement.........................................    81


                                    ARTICLE 9

                                   Amendments

SECTION 9.01.       Without Consent of Holders............................    81
SECTION 9.02.       With Consent of Holders...............................    82
SECTION 9.03.       Compliance with Trust Indenture
                                Act.......................................    83
SECTION 9.04.       Revocation and Effect of Consents
                                and Waivers...............................    83





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SECTION 9.05.       Notation on or Exchange of
                                Securities................................    84
SECTION 9.06.       Trustee to Sign Amendments............................    84
SECTION 9.07.       Payment for Consent...................................    85


                                                ARTICLE 10

                                                 Guaranty

SECTION 10.01.      Guaranty..............................................    85
SECTION 10.02.      Successors and Assigns................................    87
SECTION 10.03.      No Waiver, etc........................................    87
SECTION 10.04.      Modification, etc.....................................    88


                                   ARTICLE 11

                               Security Documents

SECTION 11.01.      Collateral and Security Documents.....................    88
SECTION 11.02.      Release of Collateral.................................    89
SECTION 11.03.      Certificates and Opinions ............................    89


                                   ARTICLE 12

                                  Trust Moneys

SECTION 12.01.      Delivery and Acceptance of Escrowed
                                Funds.....................................    90
SECTION 12.02.      Disbursement of Trust Funds...........................    91
SECTION 12.03.      Indemnity.............................................    92


                                   ARTICLE 13

                                  Miscellaneous

SECTION 13.01.      Trust Indenture Act Controls..........................    92
SECTION 13.02.      Notices...............................................    92
SECTION 13.03.      Communication by Holders with Other
                                Holders...................................    93
SECTION 13.04.      Certificate and Opinion as to Con-
                                ditions Precedent.........................    93
SECTION 13.05.      Statements Required in Certificate
                                or Opinion................................    94
SECTION 13.06.      When Securities Disregarded...........................    94





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SECTION 13.07.      Rules by Trustee, Paying Agent and
                                Registrar.................................    94
SECTION 13.08.      Legal Holidays........................................    94
SECTION 13.09.      Governing Law.........................................    95
SECTION 13.10.      No Recourse Against Others............................    95
SECTION 13.11.      Successors............................................    95
SECTION 13.12.      Multiple Originals....................................    95
SECTION 13.13.      Table of Contents; Headings...........................    96



Exhibit A - Form of Initial Security

Exhibit B - Form of Exchange Security

Exhibit C - Form of Guarantee Agreement

Exhibit D - Form of Officers' Certificate






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                        CROSS-REFERENCE TABLE


  TIA                                                      Indenture
Section                                                      Section

   310(a)(1)               ..............................     7.10
      (a)(2)               ..............................     7.10
      (a)(3)               ..............................     N.A.
      (a)(4)               ..............................     N.A.
      (a)(5)               ..............................     7.10
      (b)                  ..............................     7.08; 7.10
      (c)                  ..............................     N.A.
   311(a)                  ..............................     7.11
      (b)                  ..............................     7.11
      (c)                  ..............................     N.A.
   312(a)                  ..............................     2.05
      (b)                  ..............................     13.03
      (c)                  ..............................     13.03
   313(a)                  ..............................     7.06
      (b)(1)               ..............................     7.06; 11.02; 11.03
      (b)(2)               ..............................     7.06
      (c)                  ..............................     13.02
      (d)                  ..............................     7.06
   314(a)                  ..............................     4.02; 4.10; 10.02
      (b)                  ..............................     11.03
      (c)(1)               ..............................     13.04
      (c)(2)               ..............................     13.04
      (c)(3)               ..............................     N.A.
      (d)                  ..............................     11.02; 11.03
      (e)                  ..............................     13.05
      (f)                  ..............................     4.10
   315(a)                  ..............................     7.01
      (b)                  ..............................     7.05; 13.02
      (c)                  ..............................     7.01
      (d)                  ..............................     7.01
      (e)                  ..............................     6.11
   316(a)(last sentence)   ..............................     13.06
      (a)(1)(A)            ..............................     6.05
      (a)(1)(B)            ..............................     6.04
      (a)(2)               ..............................     N.A.
      (b)                  ..............................     6.07
      (c)                  ..............................     N.A.
   317(a)(1)               ..............................     6.08
      (a)(2)               ..............................     6.09
      (b)                  ..............................     2.04





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318(a)                     ..............................     13.01

                           N.A. means Not Applicable.


- ----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.






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                                                                  CONFORMED COPY










                                    INDENTURE dated as of March 1, 1995, among
                           BENEDEK BROADCASTING CORPORATION, a Delaware corporation (the "Company"), BENEDEK BROADCASTING COMPANY, L.L.C., a limited liability company existing under the laws of Delaware, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").


                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11-7/8% Senior Secured Notes due 2005 (the "Initial Securities") and, if and when issued in exchange for Initial Securities, the Company's 11-7/8% Senior Secured Notes Series A due 2005 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"):


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Acquired Station" means any Television Station acquired by the Company after the date of this Indenture other than the Dothan Station.

                  "Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause (i) above. For purposes of Section 4.04, Section 4.06 and Section 4.07, (a) control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise and (b) beneficial ownership of 5% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a person shall be deemed to be control of such person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales,







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                                                                               2










leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business, (iii) a disposition of obsolete assets in the ordinary course of business, (iv) for purposes of Section 4.06 only, a disposition subject to Section 4.04 or a disposition consisting of a Sale/Leaseback Transaction unless the Company has elected to treat such Sale/Leaseback Transaction as an Asset Disposition pursuant to Section 4.12(ii),
(v) a disposition subject to Section 5.01 (except to the extent the Company disposes of substantially all (but not all) of its assets, in which event the assets not so disposed of shall be deemed as having been sold by the Company) and (vi) the granting of a security interest in, or the enforcement of such security interest with respect to, the Collateral pursuant to the terms of the Security Documents.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the numbers of years from the date of determination to the dates of each successive scheduled principal payment or redemption or similar payment with respect to such Debt multiplied by (b) the amount of such payment, by (ii) the sum of all such payments.

                  "Bank Credit Agreement" means any credit facility or agreement with a bank or syndicate of banks or other financial institutions (including working capital or revolving credit facilities).








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                  "Board of Directors" means the Board of Directors of the
Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Cash Flow Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount outstanding of all Debt of the Company and the Restricted Subsidiaries at the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination to (ii) Operating Cash Flow for the four fiscal quarters ending on the last day of such fiscal quarter; provided, however, that (1) if the Company or any Restricted Subsidiary has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Cash Flow Leverage Ratio is an Issuance of Debt, or both, Debt as of such date and Operating Cash Flow (including Consolidated Interest Expense) for such period shall be calculated after giving effect on a pro forma basis to such Debt (in the case of Operating Cash Flow, as if such Debt had been Issued on the first day of such period) and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt (in the case of Operating Cash Flow, as if such discharge had occurred on the first day of such period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have







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                                                                               4










made any Asset Disposition, (A) the Operating Cash Flow for such period shall be reduced by an amount equal to the Operating Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Operating Cash Flow (if negative), directly attributable thereto for such period (including an adjustment for Consolidated Interest Expense directly attributable to any Debt (the "Discharged Debt") of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt (the "Discharged Debt") of such Restricted Subsidiary)) and (B) Debt for such period shall be reduced by an amount equal to the Discharged Debt, (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Operating Cash Flow for such period shall be calculated after giving pro forma effect thereto (including the Issuance of any Debt) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Operating Cash Flow (including Consolidated Interest Expense) for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro







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forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

                  "Change of Control" means the occurrence of any of the following events:

                  (i) prior to the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules d-3 and d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of Issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities or otherwise (for purposes of this clause (i) and clause
         (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified







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                                                                               6










         corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

                (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means, collectively, all the collateral that is from time to time subject to the Security Documents.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Company Pledge Agreement" means the Pledge and Security Agreement dated as of March 10, 1995, between the Company and The Bank of New York.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt







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                                                                               7










discount and debt Issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Debt or other obligation of any other person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Redeemable Stock of the Company held by persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Company.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income of any person if such person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income,

                (ii) any net income of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

              (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any







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                                                                               8










         such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any person, and

                  (v) the cumulative effect of a change in accounting principles.

                  Notwithstanding the foregoing, for the purposes of Section
4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from a Non-Recourse Affiliate to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to Section 4.04(b)(v).

                  "Consolidated Net Worth" of any person means the total of the amounts shown on the balance sheet of such person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.








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                                                                               9










                  "Debt" of any person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

                  (ii) all Capital Lease Obligations and all Attributable Debt of such person;

                  (iii) all obligations of such person Issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of, in the case of a Subsidiary, any Preferred Stock and, in the case of any other person, any Redeemable Stock (but excluding any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including any Guarantees of such obligations and dividends; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any Lien on any property or asset of such person







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                                                                              10










         (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Debt of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Designated Subsidiary" means any Subsidiary which has any assets (other than cash) that, as of the date of this Indenture, were assets of the Company or Dothan Holdings II Inc., an Alabama corporation.

                  "Dothan Station" means WTVY-TV, a Television Station that serves both Dothan, Alabama, and Panama City, Florida.

                  "EBITDA" for any period means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense (including the amortization of Program Obligations) and (v) all other noncash charges deducted in the calculation of such Consolidated Net Income (but excluding (a) any noncash charges related to the items described in clauses (i) through (v) of the definition of "Consolidated Net Income" and (b) any noncash charges to the extent that they require an accrual of or a reserve for cash disbursements for any future period), and minus, without duplication, all noncash items (but excluding revenue from barter transactions) that increased such Consolidated Net Income.








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                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Securities" means the 11-7/8% Senior Notes Series A due 2005 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement.

                  "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

                  "Existing Station" means (i) each of the eight Television Stations owned by the Company as of the date of this Indenture, (ii) unless the Mandatory Redemption is effected, the Dothan Station and (iii) each other Television Station acquired by the Company after the date of this Indenture and the License for which is owned by the LLC.

                  "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt or other obligation of any person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantee Agreement" means any agreement executed by a Designated Subsidiary pursuant to Section 4.13, pursuant to which such Designated Subsidiary Guarantees payment of the Securities and the performance of the Company's other obligations under this Indenture on the terms and conditions set forth in this Indenture. Each such Guarantee Agreement will be substantially in the form of Exhibit C attached hereto.







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                  "Hedging Obligations" of any person means the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Securities" means the 11-7/8% Senior Notes due 2005, issued under this Indenture on or about the date hereof.

                  "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

                  "Investment" in any person means any loan or advance to, any Guarantee of, any acquisition of any Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person. Investments shall exclude advances to customers and suppliers in the ordinary course of business.

                  "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term "Issuance" has a corresponding meaning. For purposes of Section 4.03, if any Debt Issued by a Non-Recourse Subsidiary thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purpose of such Section to constitute the Issuance of such Debt by the issuer thereof.

                  "Issue Date" means the date on which the Securities are originally issued.








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                                                                              13










                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "License" means, with respect to any Television Station, any and all licenses and authorizations issued by the Federal Communications Commission with respect to such Television Station.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "LLC" means Benedek Broadcasting Company, L.L.C., a limited liability company existing under the laws of the State of Delaware, and any successor.

                  "Mandatory Redemption" means a redemption of the Securities pursuant to paragraph 6 of the Securities.

                  "Maximum Amount" as of any date of determination means, with respect to any Acquired Station, the product of (i) the Operating Cash Flow of such Acquired Station for the four most recent fiscal quarters ending at least 45 days prior to such date of determination and (ii) the number 5.0; provided, however, that if such Acquired Station is acquired by the Company in connection with an Asset Disposition of an Existing Station, the amount in clause (i) above shall be reduced by the Operating Cash Flow for such period of such Existing Station.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets,







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                                                                              14










or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any Issuance or sale of Capital Stock, means the cash proceeds of such Issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such Issuance or sale and net of taxes paid or payable as a result thereof.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that NonConvertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Non-Recourse Affiliate" means a Non-Recourse Subsidiary or any other Affiliate of the Company or a Restricted Subsidiary which (i) has not acquired any assets (other than cash) directly or indirectly from the Company or any Restricted Subsidiary, (ii) only owns properties acquired after the date of this Indenture and (iii) has no Debt other than Non-Recourse Debt.

                  "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Restricted Subsidiaries (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Affiliate) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Restricted Subsidiaries to declare a default on such other Debt or cause







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                                                                              15










the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-Recourse Subsidiary" means a Subsidiary which (i) has not acquired any assets (other than cash) directly or indirectly from the Company or any Restricted Subsidiary, (ii) only owns properties acquired after the date hereof and (iii) has no Debt other than Non-Recourse Debt.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Operating Cash Flow" for any period means EBITDA for such period less Program Obligation Payments for such period; provided, however, that, when used in the definition of "Maximum Amount" with respect to a Television Station, all references to the Company and Restricted Subsidiaries and consolidated subsidiaries used in the definitions of "EBITDA" and "Program Obligation Payments" and the definitions used therein shall be deemed to refer to such Television Station.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Other Pledge Agreement" means a Pledge and Security Agreement dated as of March 10, 1995, between A. Richard Benedek and The Bank of New York.

                  "Permitted Cancellation" means the cancellation by the LLC of Debt of any of its members owned by the LLC; provided, however, that such Debt was issued by A. Richard Benedek to the LLC in connection with the transfer of Licenses to the LLC and no consideration was received therefor other than his interest as a member in the LLC.

                  "Permitted Holders" shall mean (i) A. Richard Benedek; (ii) family members or relatives of A. Richard Benedek; (iii) any trusts created for the benefit of the persons described in clauses (i), (ii) or (iv) of this paragraph or any trust for the benefit of any trust; (iv) in the event of the death or incompetence of any person







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                                                                              16










described in clauses (i) or (ii) of this paragraph such person's estate, executor, administrator, committee or other personal representative or beneficiaries; or (v) any Affiliate of A. Richard Benedek.

                  "Permitted Investments" shall mean (i) investments in direct obligations of the United States of America maturing within 90 days of the date of acquisition thereof, (ii) investments in certificates of deposit maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000, and (iii) investments in commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 90 days from the date of acquisition thereof.

                  "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with generally accepted accounting principles; (ii) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against the Company with respect to which the Company shall then be proceeding with an appeal or other proceedings for review; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security benefits; (iv) Liens incurred or deposits made to secure the performance of statutory obligations or surety or appeal bonds, performance bonds or other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of Debt); (v) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company; (vi) leases or subleases granted to others in the ordinary conduct of the business of the Company or any of the Subsidiaries; (vii) title defects or irregularities which do not in the aggregate materially impair the use of such properties by the Company; (viii) Capital Lease Obligations permitted under Section 4.03; (ix) Liens existing on the date of this Indenture; (x) Liens on any accounts receivable and proceeds thereof of the Company or any







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                                                                              17










Restricted Subsidiary granted to secure obligations under or in respect of Debt Issued pursuant to Section 4.03(b)(i); (xi) Liens securing Debt of any entity existing at the time such entity is acquired by the Company or a Restricted Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided, however, that such Liens were not created, incurred or assumed in connection with, or in contemplation of, the acquisition thereof by the Company or a Restricted Subsidiary; provided further, however, that such Liens do not extend to any other assets of the Company or any other Restricted Subsidiary;
(xii) Liens securing only the Securities; (xiii) Liens in favor of the Company;
(xiv) Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (and not created, incurred or assumed in connection with, or in contemplation of, such transaction); provided, however, that any such Liens do not extend to any other property of the Company or any Restricted Subsidiary; (xv) Liens securing Debt Issued to finance the construction, purchase or lease of, or repairs, improvements or additions to, property or assets; provided, however, that such Liens do not extend to any other property or assets of the Company or any Restricted Subsidiary at the time the Lien is incurred, and the Debt secured by such Liens is not Issued more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Liens; provided further, however, that in the case where a Restricted Subsidiary is purchasing such property or assets, such Liens may extend to the Capital Stock of such Restricted Subsidiary unless such Restricted Subsidiary owns any other property or assets; (xvi) Liens on property of any Non-Recourse Subsidiary at the time that it becomes a Restricted Subsidiary; provided, however, that such Liens were not created, incurred or assumed in connection with, or in contemplation of, such Non-Recourse Subsidiary becoming a Restricted Subsidiary; provided further, however, that such Liens do not extend to any other property of the Company or any other Restricted Subsidiary; (xvii) Liens on any Capital Stock of any Non-Recourse Affiliate; (xviii) Liens arising pursuant to Sale/Leaseback Transactions engaged in pursuant to Section 4.12(ii),
(xix) Liens to secure any Refinancing Debt secured by Liens referred to in the foregoing clauses (ix), (xi) and (xiv) to (xviii) and this clause (xix); provided, however, that such Liens do not extend to any assets other than assets securing such Debt to be Refinanced; (xx) any Liens securing Debt owing by the Company to one or more Wholly Owned Subsidiaries of the







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                                                                              18










Company (but only if such Debt is held by such Wholly Owned Subsidiaries); and
(xxi) Liens created by the Pledge Agreements or Liens in the Trust Funds. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (xi), (xiv), (xv) or (xvi) above if such Lien applies to any asset acquired directly or indirectly from Net Available Cash pursuant to
Section 4.06 unless such Net Available Cash is being applied pursuant to Section 4.06(a)(ii)(D).

                  "Permitted Pari Passu Debt" means Debt of the Company Issued to finance all or any portion of the cost of the acquisition of an Acquired Station, where the License for such Acquired Station is owned by the LLC, and Refinancing Debt in respect of such Debt; provided, however, that the aggregate amount of such Permitted Pari Passu Debt with respect to any Acquired Station shall not exceed the Maximum Amount with respect to such Acquired Station; provided further, however, that the Company shall supplement the Company Pledge Agreement by adding as additional collateral thereunder the same kind of collateral with respect to such Acquired Station as the original collateral covered thereby.

                  "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledge Agreements" means the Company Pledge Agreement and the Other Pledge Agreement.

                  "Pledgee" means the pledgee under the Pledge Agreements, who initially will be The Bank of New York.

                  "Pledgor" means, respectively, the Company under the Company Pledge Agreement and A. Richard Benedek under the Other Pledge Agreement (collectively, the "Pledgors").

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.








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                                                                              19










                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Program Obligation Payments" means, for any period of calculation, an amount equal to the aggregate amount paid in cash by or on behalf of the Company and the Restricted Subsidiaries during such period with respect to, or on account of, Program Obligations.

                  "Program Obligations" means the obligations of the Company and the Restricted Subsidiaries with respect to the acquisition of the right to broadcast films and other programming material, payable in a form other than barter.

                  "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to Issue indebtedness in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Debt" means Debt that Refinances any Debt of the Company or any Restricted Subsidiary existing on the date of this Indenture or Issued in compliance with this Indenture; provided, however, that (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced, (ii) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Issued that is equal to or greater than the Average Life of the Debt being Refinanced and (iii) such Refinancing Debt has an aggregate principal amount (or if Issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Issued with original issue discount, the aggregate accreted value) then outstanding or committed under the Debt being Refinanced;







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provided further, however, that Refinancing Debt shall not include (x) Debt of a
Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of a Non-Recourse Subsidiary.

                  "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated March 3, 1995, among the Company, the LLC and Goldman, Sachs & Co.

                  "Restricted Holder" means a Permitted Holder or a person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and will be deemed to include each person included in such person) that owns, directly or indirectly, 10% or more of the total voting power of the Voting Stock of the Company; provided, however, that for purposes of this definition a person shall be deemed to have ownership of all shares (a) that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (b) of a corporation held by any other corporation (the "parent corporation") if such person is the owner, directly or indirectly, of more than 10% of the total voting power of the Voting Stock of such parent corporation.

                  "Restricted Subsidiary" shall mean any Subsidiary that is not a Non-Recourse Subsidiary.

                  "Sale/Leaseback Transaction" means any arrangement relating to a property owned as of the date of this Indenture whereby the Company or a Restricted Subsidiary transfers such property to a person and leases it back from such person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.







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                                                                              21










                  "Security Documents" means the Pledge Agreements and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended in accordance with the terms hereof and thereof.

                  "Senior Debt" means any Debt of the Company other than (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Debt, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other Debt, Guarantee or obligation of the Company or (v) that portion of any Debt which at the time of Issuance is Issued in violation of this Indenture.

                  "Shelf Registration Statement" has the meaning given to that term in the Registration Rights Agreement.

                  "Significant Subsidiary" means (i) any domestic Subsidiary of the Company (other than a Non-Recourse Subsidiary) which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 3% of the Company's total assets on a consolidated basis as of such date, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 3% of the Company's total revenues on a consolidated basis for such period, (ii) any foreign Subsidiary of the Company (other than a Non-Recourse Subsidiary) which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with generally accepted accounting principles, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (iii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the







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                                                                              22










Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles). "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary) with respect to which an event described under clause (6), (7), (8) or (9) of Section 6.01 has occurred and is continuing.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date of this Indenture or thereafter Issued) which is expressly subordinate or junior in right of payment to the Securities.

                  "Subsidiary" means the LLC and any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

                  "Tax Amounts" with respect to any calendar year means the sum of (a) an amount equal to the product of (i) the Federal taxable income of the Company for such year as determined in good faith by the Board of Directors and as certified by a nationally recognized tax accounting firm and without taking into account the deductibility of state income taxes for Federal income tax purposes multiplied by (ii) the State Tax Percentage (as defined below) plus (b) the greater of (i) the product of (w) the Federal taxable income of the Company for such year as determined in good faith by the Board of Directors and as certified by a







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                                                                              23










nationally recognized tax accounting firm and taking into account the deductibility of the amount determined in clause (a) above as a state income tax for Federal income tax purposes multiplied by (x) the Federal Tax Percentage (as defined below) and (ii) the product of (y) the alternative minimum taxable income attributable to the Company's stockholder(s) by reason of the income of the Company for such year as determined in good faith by the Board of Directors and as certified by a nationally recognized tax accounting firm multiplied by
(z) the Federal Tax Percentage; provided, however, the amount as calculated above shall be reduced by the amount of any income tax benefit attributable to the Company which could be realized by the Company's stockholder(s) in the current or a prior taxable year (including tax losses, alternative minimum tax credits, other tax credits and carryforwards or carrybacks thereof) to the extent not previously taken into account. The amount of any such income tax benefit described in the proviso to the preceding sentence shall be determined in a manner consistent with the calculation of the Tax Amount for the relevant year. Any part of the Tax Amount not distributed in respect of a tax year for which it is calculated shall be available for distribution in subsequent tax years. The term "State Tax Percentage" shall mean the highest applicable statutory marginal rate of state and local income tax to which an individual resident of the Relevant Jurisdiction (as defined below) would be subject in the relevant year of determination as a result of being a stockholder of a corporation taxable as an S Corporation in such jurisdiction (as certified to the Trustee by a nationally recognized tax accounting firm). The term "Relevant Jurisdiction" shall mean the jurisdiction in which, during the relevant taxable year, (c) the Company is doing business for state and local income tax purposes,
(d) the Company derives the first, second, third or fourth highest percentage of its gross income as calculated for Federal income tax purposes (excluding therefrom any gain or loss from the sale or other disposition of any television station then owned by the Company) and (e) the Company is taxable as an S Corporation for state and local income tax purposes that imposes the highest aggregate marginal rate of state and local income tax on individuals (as certified to the Trustee by a nationally recognized tax accounting firm). The term "Federal Tax Percentage" shall mean the highest applicable statutory marginal rate of Federal income tax or, in the case of clause (b)(ii) above, alternative minimum tax, to which an individual resident of the United States would be subject in the relevant year of determination (as certified to the







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Trustee by a nationally recognized tax accounting firm); provided, however, that, for any year in which the Company is not taxable as an S Corporation for Federal income tax purposes, the Federal Tax Percentage shall be zero. Notwithstanding the foregoing, the sum of the State Tax Percentage and the Federal Tax Percentage (the "Total Tax Percentage") shall not exceed the percentage (the "Maximum Tax Percentage") equal to the lesser of (f) the highest applicable statutory marginal rate of Federal, state, local income tax or, when applicable, alternative minimum tax, to which a corporation doing business in any state in which the Company is doing business at the time of determination would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5% and (g) 55%. If the Total Tax Percentage exceeds the Maximum Tax Percentage, the Federal Tax Percentage shall be reduced to the extent necessary to cause the Total Tax Percentage to equal the Maximum Tax Percentage. Distributions of Tax Amounts may be made from time to time with respect to a tax year based on reasonable estimates, with reconciliation within 40 days of the earlier of (i) the Company's filing of the Internal Revenue Service Form 1120S for the applicable taxable year and (ii) the last date such form is required to be filed. The stockholder of the Company will enter into a binding agreement with the Company to reimburse the Company for certain positive differences between the distributed amount and the Tax Amount, which difference must be paid at the time of such reconciliation.

                  "Television Station" means any group of assets which constitutes all or substantially all of the assets which would be necessary to carry on the business of a commercial television broadcast station and which, when purchased by a single purchaser would (together with any necessary licenses, authorizations, working capital and operating location) be substantially sufficient to allow such purchaser to carry on such business.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06(g).








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                                                                              25



                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.02.  Other Definitions.

                                                  Defined in
             Term                                  Section

         "Agent Members" .....................  2.01
         "Bankruptcy Law" ....................  6.01
         "covenant defeasance option" ........  8.01(b)
         "Custodian" .........................  6.01
         "Definitive Securities" .............  2.01
         "Event of Default" ..................  6.01
         "Excluded Stock" ....................  4.04(a)(3)(b)
         "Global Security" ...................  2.01
         "Initial Deposit" ...................  12.01(a)
         "legal defeasance option" ...........  8.01(b)
         "Mandatory Redemption Price" ........ 12.01(b)
         "Non-Global Purchaser" ..............  2.01
         "Obligations" ....................... 10.01
         "Offer" .............................  4.06(b)







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         "Offer Amount" ......................  4.06(c)(2)
         "Offer Period" ......................  4.06(c)(2)
         "Paying Agent" ......................  2.03
         "Purchase Agreement" ................  2.01
         "Purchase Date" .....................  4.06(c)(1)
         "QIB" ...............................  2.01(a)
         "Registrar" .........................  2.03
         "Required Amounts" .................. 12.01(a)
         "Restricted Payment" ................  4.04
         "Rule 144A" .........................  2.01
         "Scheduled Redemption Date" ......... 12.01(a)
         "Trust Funds" ....................... 12.01(c)

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the LLC and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date







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         of this Indenture and all accounting calculations will
         be determined in accordance with such principles;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the issuance of Debt; and

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                    ARTICLE 2

                                 The Securities

                  SECTION 2.01. Form and Dating. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in







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Exhibit A and Exhibit B are part of the terms of this Indenture.

                  The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated March 3, 1995, between the Company, the LLC and Goldman, Sachs & Co. (the "Purchase Agreement").

                  (a) Global Securities. Initial Securities offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) (a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the







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Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Certificated Securities. Except as provided in this Section or Section 2.06 or 2.09, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are not QIBs (referred to herein as the "Non-Global Purchasers") will receive certificated Initial Securities bearing the restricted securities legend set forth in Exhibit A hereto ("Definitive Securities"); provided, however, that upon transfer of such certificated Initial Securities to a QIB, such certificated Initial Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.06. Definitive Securities will bear the restricted securities legend set forth on Exhibit A unless removed in accordance with this Section 2.01(c) or Section 2.06(g).

                  After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security or directions to transfer such Holder's interest in the Global Security, as applicable. Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to







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                                                                              30










certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $135,000,000 and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $135,000,000 except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen-







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                                                                              31










tication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. At least one Business Day prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and







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                                                                              32










to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x)  to register the transfer of such Definitive
         Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (ii) in the case of Transfer Restricted Securities that are Definitive Securities, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by







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                                                                              33










         the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Securities are being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                           (B) if such Transfer Restricted Securities are being
                  transferred to the Company or to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security); or

                           (C) if such Transfer Restricted Securities are being
                  transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the Securities for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or
                  (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security), and (ii) if the Company or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in
                  Section 2.06(g)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accom-







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                                                                              34










panied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) if such Definitive Security is a Transfer Restricted Security, certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

             (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                  (i) Any person having a beneficial interest in a Global Security that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of







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                                                                              35










         written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                           (A) if such beneficial interest is being transferred
                  to the person designated by the Depository as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in the form set forth on the reverse of the Security); or

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Security); or

                           (C) if such beneficial interest is being transferred
                  (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities; or (y) in reliance on another exemption from the registration requirements of the Securities Act: a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Security), and
                  (ii) if the Company or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(g)(i).








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                                                                              36










                  then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Security.

             (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered in accordance with the instructions of the Depository.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Authentication of Definitive Securities. If at any time:

                  (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an







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                                                                              37










Assistant Secretary of the Company requesting the authentication and delivery of Definitive Securities to the Persons designated by the Company, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of Global Securities, in exchange for such Global Securities.

                  (g)  Legend.

                  (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  "THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DESCRIBED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:








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                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security;

                           (B) in the case of any Transfer Restricted Security
                  that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Registrar (such certification to be in the form set forth on the reverse of the Security); and

                           (C) in the case of any Transfer Restricted Security
                  that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security (in connection with the offer to exchange Exchange Securities for Initial Securities pursuant to the Registration Rights Agreement) for another Global Security that does not bear the legend set forth above.

                  (h) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.








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                  (i)  Obligations with Respect to Transfers and
Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.08 and 9.05).

              (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.








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                  (j)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or







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the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. (a) Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall pre pare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  (b) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.01 shall be transferred to the beneficial owners thereof only if such transfer complies with
Section 2.06 and (i) the Depository notifies the







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Company that it is unwilling or unable to continue as Depository for such Global
Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

                  (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by
Section 2.06(b), bear the restricted securities legend set forth in Exhibit A hereto.

                  (d) Subject to the provisions of Section 2.09(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (e) In the event of the occurrence of either of the events specified in Section 2.09(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                  SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return all Securities surrendered for registration of transfer, exchange, payment or cancellation to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.







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                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest (unless the Trustee agrees otherwise) and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the person entitled to such defaulted interest as in this subsection provided.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                    ARTICLE 3

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to







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                                                                              44










paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days (or, in the case of a redemption required pursuant to paragraph 6 of the Securities, 15 Business Days) before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days, (or, in the case of a redemption required pursuant to paragraph 6 of the Securities, at least 10 Business Days but not more than 11 Business Days) before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities (including CUSIP number) to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;







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                                                                              45











                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the







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                                                                              46










Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, commencing April 1, 1995, the Company shall file with the SEC and thereupon provide the Trustee and Securityholders with the annual reports and the information, documents and other reports which are specified in
Section 13 of the Exchange Act. The Company and the LLC also shall comply with the other provisions of TIA 'SS' 314(a).

                  Subject to the terms of this Indenture, delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03. Limitation on Debt. (a) The Company shall not, and shall not permit any Restricted Subsidiary (other than the LLC pursuant to Section 4.14) to, Issue, directly or indirectly, any Debt; provided, however, that the Company may Issue Debt if at the date of such







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                                                                              47










Issuance the Cash Flow Leverage Ratio does not exceed the ratio indicated below for Debt Issued in each period indicated:

                  Period                           Ratio
                  ------                           -----
         Through September 30, 1996              7.0 to 1.0
         From October 1, 1996 through
           March 31, 1998                        6.5 to 1.0
         From April 1, 1998
            and thereafter                       6.0 to 1.0

                  (b) Notwithstanding Section 4.03(a) but subject to Section 4.14, the Company and the Restricted Subsidiaries may Issue the following Debt:

                  (1) Debt of the Company Issued pursuant to one or more Bank Credit Agreements; provided, however, that, after giving pro forma effect to such Issuance, the aggregate principal amount of such Debt outstanding at such time shall not exceed the greater of (i) $5,000,000 and (ii) 75% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries;

                  (2) Debt owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by the issuer thereof;

                  (3) the Securities and Refinancing Debt of the Company Issued in respect of any Debt permitted by this clause (3), Guarantees thereof and the Debt represented by the Company Pledge Agreement;

                  (4) Debt (other than Debt described in clause (1), (2) or (3) of this Section) outstanding on the date on which the Securities were originally Issued and Refinancing Debt in respect of any Debt permitted by this clause (4) or by the provisions of Section 4.03(a);

                  (5) Debt or Preferred Stock of a Subsidiary Issued and outstanding on or prior to the date on which such







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                                                                              48










         Subsidiary became a Subsidiary or was acquired by the Company (other than Debt or Preferred Stock Issued in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and Refinancing Debt of such Subsidiary Issued in respect of any Debt of such Subsidiary permitted by this clause (5); provided, however, that after giving effect thereto, except in the case of any Refinancing Debt, the Company could issue an additional $1.00 of Debt pursuant to paragraph (a) above; and

                  (6) Debt consisting of Guarantees by the LLC of Permitted Pari Passu Debt.

                  (c) Notwithstanding Sections 4.03(a) and 4.03(b), the Company shall not Issue any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  SECTION 4.04. Limitation on Restricted Payments. (a) Subject to Section 4.14, the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary and, if a Subsidiary is not wholly owned, to the other stockholders on a pro rata basis), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company,
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each







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                                                                              49










case due within one year of the date of acquisition) or (iv) make any Investment in any Affiliate of the Company other than a Restricted Subsidiary or a person which will become a Restricted Subsidiary as a result of any such Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not able to Issue an additional $1.00 of Debt pursuant to Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the date of original Issuance of the Securities would exceed the sum of:

                           (a) the cumulative Operating Cash Flow (whether
                  positive or negative) accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Securities are originally Issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment less the product of 1.4 multiplied by the cumulative Consolidated Interest Expense during such period; provided, however, that Consolidated Interest Expense for the period from the beginning of the fiscal quarter during which the Securities are originally Issued through the date the Securities are originally Issued shall be calculated on a pro forma basis to give effect to the offering of the Securities as if the offering of the Securities was consummated on the last day of the fiscal quarter prior to the fiscal quarter during which the Securities are originally Issued;

                           (b) the aggregate Net Cash Proceeds received by the
                  Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the date of original Issuance of the Securities (other than an Issuance or sale to a Subsidiary or to an employee stock ownership plan or other trust established by







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                  the Company or any of the Subsidiaries for the benefit of
                  their employees or to officers, directors or employees to the extent that the Company or any Subsidiary has outstanding loans or advances to such employees pursuant to clause (vii) of Section 4.04(b) or clause (iii) of Section 4.07(b) (all such excluded Capital Stock being herein collectively called "Excluded Stock")); and

                           (c) the amount by which indebtedness of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary), subsequent to the date of original Issuance of the Securities, of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

provided, however, that, for the purposes of the calculation required by this clause (3), the value of any such Restricted Payment, if other than cash, shall be evidenced by a resolution of the Board of Directors and determined in good faith by the disinterested members of the Board of Directors; provided further, however, that, in the case of a distribution or other disposition by the Company of all or substantially all of the assets of a broadcast station or other business unit, the value of any such Restricted Payment shall be determined by an investment banking firm of national prominence that is not an Affiliate of the Company.

                  (b) Subject to Section 4.14, the provisions of Section 4.04(a) shall not prohibit:

                  (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Excluded Stock); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clauses 3(b) and 3(c) of Section 4.04(a);








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                (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company which is permitted to be Issued pursuant to Section 4.03; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

              (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (v) Investments in Non-Recourse Affiliates in an aggregate amount (which amount shall be reduced by the amount equal to the net reduction in Investments in Non-Recourse Affiliates resulting from payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Non-Recourse Affiliates) not to exceed $3,000,000; provided, however, that the amount of such Investments shall be excluded in the calculation of the amount of Restricted Payments;

                (vi) with respect to each tax year that the Company qualifies as an S Corporation under the Code, or any similar provision of state or local law, distributions of Tax Amounts; provided, however, that prior to any distribution of Tax Amounts a duly authorized officer of the Company certifies to the Trustee that the Company qualifies as an S Corporation for Federal income tax purposes and for the states in respect of which distributions are being made and that at the time of such distributions, the most recent audited financial statements of the Company provide that the Company was treated as an S Corporation for Federal income tax purposes for the period of such financial statements; provided further, however, that (C) the







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         amount of such distributions shall be excluded in the calculation of the amount of Restricted Payments and (D) the Company shall not be permitted to make distributions of Tax Amounts pursuant to this Section 4.04(b)(vi) unless and until (1) the Company has entered into a binding written agreement with each stockholder of the Company (copies of which will be promptly furnished to the Trustee prior to the making of any such distribution) providing that if any Tax Amounts distributed to such stockholder pursuant to this Section 4.04(b)(vi) is later determined to have been, as a result of a change in applicable law or the failure of the Company to effect or maintain a valid S Corporation election or otherwise, in excess of the amount permitted to be distributed or paid under this Section 4.04(b)(vi), such excess shall be refunded to the Company at least five Business Days prior to the next due date of individual estimated income tax payments and (2) in the event it has been determined that any such excess distribution or payment has been made, unless the Company has requested and received all refunds pursuant to such agreements; or

              (vii) loans or advances to officers and directors of the Company (other than a Restricted Holder) (A) in the ordinary course of business in an aggregate amount outstanding not in excess of $1,000,000 or (B) the proceeds of which are used to acquire Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock).

                  SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture;

                  (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relat-







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         ing to any Debt Issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt Issued pursuant to an agreement referred to in clause (1) or (2) of this Section or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section; provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

                  (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

                  (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; and

                  (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) Subject to Section 4.14, the Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset







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Disposition and at least 90% of the consideration thereof received by the
Company or such Restricted Subsidiary is in the form of cash and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Debt), to prepay, repay or purchase Senior Debt or Debt (other than any Redeemable Stock) of a Wholly Owned Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) within 60 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election to the investment by the Company or any Restricted Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or in assets that, as determined by the Board of Directors and evidenced by resolutions of the Board of Directors, will be used in the businesses of the Company and its Restricted Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto, in all cases within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer pursuant to and subject to this Indenture to the Holders (and to holders of other Senior Debt designated by the Company) to purchase Securities (and such Senior Debt) at a purchase price of 100% of the principal amount thereof (without premium) plus accrued and unpaid interest (or in respect of such other Senior Debt such lesser price, if any, as may be provided for by the terms of such other Senior Debt); and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (x) the acquisition by the Company or any Restricted Subsidiary of assets to replace the assets that were the subject of such Asset Disposition or assets that, as determined by the Board of Directors and evidenced by resolutions of the Board of Directors, will be used in the businesses of the Company and its Restricted Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto or (y) the prepayment, repayment or purchase of Debt (other than any Redeemable Stock) of the Company (other than Debt owed to an Affiliate of the Company) or Debt of any Restricted Subsidiary (other than Debt owed to the Company or an Affiliate of the Company), in each case within







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180 days after the later of the receipt of such Net Available Cash and the date the offer described in clause (C) is consummated; provided, however, that, in connection with any prepayment, repayment or purchase of Debt pursuant to clause
(A), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash (other than Net Available Cash from an Asset Disposition consisting of a Sale/Leaseback Transaction that the Company has elected to treat as an Asset Disposition pursuant to Section 4.12(ii)) in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section exceeds $2,000,000. The Company shall not permit any Non-Recourse Subsidiary to make any Asset Disposition unless such Non-Recourse Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares or assets so disposed of. Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be invested in Permitted Investments. The Company shall not sell, lease, transfer or otherwise dispose of all or any portion of its interest in the LLC; provided, however, that the foregoing shall not prohibit (x) the Company from entering into the Company Pledge Agreement and performing its obligations thereunder or (y) any transaction permitted by clause (v) of Section 4.14.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Debt) pursuant to Section 4.06(a)(ii)(C), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (and other Senior Debt) (the "Offer") at a purchase price set forth in Section 4.06(a) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). The Company shall not be required to make an Offer pursuant to this Section if the Net Available Cash available therefor is less than $1,000,000 for any particular Asset Disposition (which lesser amount shall not be carried forward for purposes of determining whether an Offer is required with respect to any subsequent Asset Disposition).








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                  (c)(1) Promptly, and in any event within 30 days after the
         Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) below.

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, aggregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the







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         Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.
         In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period.

                  (3) Holders electing to have a Security purchased will be required to surrender the Security, with the form set forth on the reverse of the Security duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee receives not later than three Business Days prior to the Purchase Date, a facsimile transmission (promptly confirmed in writing) or letter (a copy of which the Trustee shall give to the Company not later than one Business Day prior to the Purchase Date) setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders, together with the aggregate purchase price of the other Senior Subordinated Debt surrendered in connection with the Offer, exceeds the Offer Amount, the Company shall select the Securities and such other Senior Subordinated Debt to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be Issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been







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         accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company unless the terms of such business, transaction or series of transactions are as favorable to the Company or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person; provided, however, that, in the case of any transaction or series of related transactions involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of (i) $1,000,000, the Company shall deliver an Officers' Certificate to the Trustee certifying that the terms of such business, transaction or series of transactions (x) comply with this Section 4.07, (y) have been set forth in writing and (z) have been determined in good faith by the disinterested members of the Board of Directors to satisfy the criteria set forth in this Section 4.07 and (ii) $5,000,000, the Company shall also deliver to the Trustee an opinion from an investment banking firm of national prominence that is not an Affiliate of the Company to the effect that such business, transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.








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                  (b) The provisions of Section 4.07(a) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to
         Section 4.04;

                  (ii) any Issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in the ordinary course of business and consistent with industry practices;

                  (iii) loans or advances to employees of the Company and the Subsidiaries (other than Restricted Holders) (A) in the ordinary course of business in an aggregate amount outstanding not to exceed $1,000,000 or (B) the proceeds of which are used to acquire from the Company Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock);

                  (iv) the payment of reasonable fees to directors of the Company and its Subsidiaries (other than a Restricted Holder) who are not employees of the Company or its Subsidiaries;

                  (v) salaries to employees in the ordinary course of business and consistent with industry practices; and

                  (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; provided, however, that no portion of the minority interest in any such Restricted Subsidiary (other than the LLC) is owned by an Affiliate (other than the Company or a Wholly Owned Subsidiary) of the Company.

                  SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in Section 4.08(b).








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                  (b) Within 30 days following any Change of Control, the
Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

              (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                (iv) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities repurchased.

                  (c) Holders electing to have a Security repurchased will be required to surrender the Security, with the form set forth on the reverse of the Security duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee receives not later than three Business Days prior to the repurchase date, a facsimile transmission (promptly confirmed in writing) or letter (a copy of which the Trustee shall give to the Company not later than one Business Day prior to the repurchase date) setting forth the name of the Holder, the principal amount of the Security which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased.

                  (d) On the repurchase date, all Securities repurchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay







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the repurchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA 'SS' 314(a)(4). One of the Officers signing such Officers' Certificate shall be the principal executive, principal financial or principal accounting officer of the Company.

                  SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11. Limitation on Liens. Subject to Section 4.14, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it securing any obligation except for Permitted Liens, unless contemporaneously therewith effective provision is made for securing the Securities equally and ratably with such obligation as to such property for so long as such obligation will be so secured.

                  SECTION 4.12. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale/Leaseback Trans-







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action unless (i) the Company would be able to incur Debt in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction secured by a Lien pursuant to Section 4.03 and Section 4.11 or (ii) the Company or such Restricted Subsidiary receives consideration from such Sale/Leaseback Transaction at least equal to the fair market value of the property subject thereto (which shall be determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors) and elects to treat the assets subject to such Sale/Leaseback Transaction as an Asset Disposition subject to Section 4.06.

                  SECTION 4.13. Future Guarantors. The Company shall cause each Designated Subsidiary to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Designated Subsidiary will Guarantee payment of the Securities on the terms and conditions set forth in this Indenture. Each Guarantee Agreement will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by that Designated Subsidiary without rendering the Guarantee Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 4.14. Limitation on the LLC Subsidiary's Activities. The LLC shall not, and the Company shall not permit the LLC to,

                  (i) Issue, directly or indirectly, any Debt other than a Guarantee of the Securities and Refinancing Debt of the Company Issued in respect of the Securities and Guarantees of Permitted Pari Passu Debt;

                (ii) create, incur or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it; provided, however, that the LLC may create, incur or suffer to exist upon any of its property or assets (other than Licenses) Permitted Liens of the type described in clauses (i) through (vii) of the definition of "Permitted Liens";

              (iii) directly or indirectly, make any Restricted Payment or any Investment in any Affiliate of the Company; provided, however, the LLC may Guarantee the Securities, Refinancing Debt of the Company issued in respect of the Securities and Permitted Pari Passu Debt;







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                (iv) sell, lease, transfer or otherwise dispose of any property or assets (each a "disposition") unless the LLC receives consideration at the time of such disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the property or assets subject to such disposition;

                  (v) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person; provided, however, that the LLC may consolidate with or merge with or into or convey, transfer or lease such assets to a Wholly Owned Subsidiary if (A) the sole purpose and effect thereof is to hold the property and assets of the LLC in a wholly owned corporate subsidiary of the Company; (B) such Wholly Owned Subsidiary has no liabilities at the time of such transaction; (C) immediately prior to and after giving effect to such transaction, no Default shall have occurred and be continuing; (D) the resulting, surviving or transferee person is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and such entity expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the LLC under the Indenture and the LLC Guaranty; (E) all of the Capital Stock of such entity is effectively pledged under the Pledge Agreements and such pledge creates a first priority security interest in such Capital Stock; and (F) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture comply with this Indenture; or

                (vi) Issue any Capital Stock unless such Capital Stock is effectively pledged under the Pledge Agreements and such pledge creates a first priority interest in such Capital Stock;

provided, however, that the foregoing provisions shall not prohibit the Permitted Cancellation.

                  SECTION 4.15. Impairment of Security Interest. The Company shall not, and shall not permit any Subsidiary to, take or knowingly or negligently omit to take any action, which action or omission might or would have the







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result of materially impairing the security interest created by the Pledge
Agreements with respect to the Collateral for the benefit of the Trustee and the Holders, and the Company shall not grant to any person (other than the Trustee, the holders of the Securities or any Refinancing Debt of the Company Issued in respect of the Securities and any holder of Permitted Pari Passu Debt) any interest whatsoever in the Collateral.


                                    ARTICLE 5

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless:

                  (i) the resulting, surviving or transferee person (if not the Company) shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                (ii) immediately prior to and after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any Subsidiary as a result of such transaction as having been incurred by such person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

              (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee person would be able to Issue an additional $1.00 of Debt pursuant to Section 4.03(a);

                (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and








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                  (v) the Company shall have delivered to the Trustee an
         Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The resulting, surviving or transferee person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.


                                    ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, (ii) fails to redeem or repurchase Securities when required pursuant to this Indenture or the Securities;

                  (3) (i) the Company fails to comply with Section 5.01 or (ii) the Company or the LLC fails to comply with Section 4.14;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 or 4.15 (in each case, other than a failure to purchase Securities) or any Pledgor fails to comply with any of its obligations under the Security Documents and such failure continues for 30 days after the notice specified below;

                  (5) the Company or the LLC fails to comply with any of its agreements in the Securities or this







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         Indenture (other than those referred to in (1), (2), (3) or (4) above)
         and such failure continues for, or any representations and warranties of a Pledgor set forth in the Security Documents proves to have been materially false at the time it was made and is not cured within, 60 days after the notice specified below;

                  (6) Debt of the Company, the LLC or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Debt unpaid or accelerated exceeds $1,000,000 and such default continues for 10 days after the notice specified below;

                  (7) the Company, the LLC or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company, the LLC or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company, the LLC or
                  any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company, the LLC or any Significant Subsidiary;







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         or any similar relief is granted under any foreign laws
         and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $1,000,000 is entered against the Company, the LLC or any Significant Subsidiary and is not discharged and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and such default continues for 10 days after the notice specified below; or

                  (10) (A) any of the provisions of Article 11 or any of the Pledge Agreements shall cease to be in full force and effect or shall cease to give the Pledgee, the Trustee, or the Holders the Liens, rights, powers and privileges purported to be created thereby (including a perfected security interest in and Lien on all of the Collateral to the extent provided for therein in favor of the Pledgee, the Trustee, or the Trustee for the benefit of the Holders); or

                  (B) the LLC Guaranty (or any other Guarantee of the Securities) shall cease to be in full force and effect in any material respect or any provision of Article 10 shall cease to be in full force and effect, or the LLC or any Designated Subsidiary or any person acting by or on behalf of them shall deny or disaffirm their obligations thereunder in any material respect.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5) or (6) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such







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Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5) or (6), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or







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remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture, the Securities or the Security Documents unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;








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                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.







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                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.







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                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished in accordance with this Indenture to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith







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         in accordance with a direction received by it pursuant
         to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;







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provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA 'SS' 313(a), if such report is required







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by TIA 'SS' 313(a). The Trustee also shall comply with TIA 'SS' 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Trustee and the Company shall agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee or any predecessor Trustee against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses and including taxes (other than taxes based on the income of the Trustee)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture.








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                  When the Trustee incurs expenses after the occurrence of a
Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any
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jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA 'SS' 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA 'SS' 310(b); provided, however, that there shall be excluded from the operation of TIA 'SS' 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA 'SS' 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA 'SS' 311(a), excluding any creditor relationship listed in TIA 'SS' 311(b). A Trustee who has resigned or been removed shall be subject to TIA 'SS' 311(a) to the extent indicated.







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                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company and the LLC at any time may terminate (i) all their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12,
4.13, 4.14, 4.15, 5.01(iii) or 5.01(iv) and the operation of Sections 6.01(3)(ii), 6.01(4), 6.01(6), 6.01(7) (only with respect to Significant
Subsidiaries), 6.01(8) (only with respect to Significant Subsidiaries), 6.01(9) and 6.01(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default and the Securities will no longer have the benefit of the Security Documents nor the LLC Guaranty. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3)(ii), 6.01(4), 6.01(6), 6.01(7) (only with respect to
Significant Subsidiaries), 6.01(8) (only with respect to Significant Subsidiaries), 6.01(9) and 6.01(10)







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or because of the failure of the Company to comply with 5.01(iii) or 5.01(iv)
and the Securities will no longer have the benefit of the Security Documents nor the LLC Guaranty.


                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (5) the deposit does not constitute a default under any other agreement binding on the Company;







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                  (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.







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                  SECTION 8.04. Repayment to Company. The Trustee and the Paying
Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the







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Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities or to further secure the Securities;

                  (5) to add to the covenants of the Company or the LLC or A. Richard Benedek for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the LLC or A. Richard Benedek;

                  (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the







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consent of each Securityholder affected, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or must be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                  (7) amend the LLC Guaranty or the Security Documents or otherwise affect the interests of any Holder in the Collateral, in each case in any manner that adversely affects the rights of any Holder or the Trustee.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subse-







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quent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent
Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.







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                  SECTION 9.07. Payment for Consent. Neither the Company, any
Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                    Guaranty

                  SECTION 10.01. Guaranty. The LLC hereby unconditionally and irrevocably guaranties to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The LLC further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the LLC, and that the LLC will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

                  The LLC waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The LLC waives notice of any default under the Securities or the Obligations. The obligations of the LLC hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;







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(e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the LLC.

                  The LLC further agrees that its Guaranty herein constitutes a guaranty of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  To the fullest extent permitted by law, the obligations of the LLC hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of the LLC herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the LLC or would otherwise operate as a discharge of the LLC as a matter of law or equity.

                  The LLC further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the LLC by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obliga-







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tion, the LLC hereby promises to and will, upon receipt of written demand by the
Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                The LLC agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. The LLC further agrees that, as between the LLC, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated as provided in Article 6 for the purposes of the LLC Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the LLC for the purposes of this Section.

                  The LLC also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.02. Successors and Assigns. This Article 10 shall be binding upon the LLC and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.03. No Waiver, etc. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive







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of any other rights, remedies or benefits which either may have under this
Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.04. Modification, etc. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by the LLC therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the LLC in any case shall entitle the LLC or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.


                                   ARTICLE 11

                               Security Documents

                  SECTION 11.01. Collateral and Security Documents. (a) To secure the due and punctual payment of the obligations of the Company under this Indenture and the Securities, the Pledgors, the Trustee and the Pledgee have entered into the Security Documents to create the security interests and related matters. The Trustee and the Company hereby acknowledge and agree that the Pledgee holds the Collateral in trust for the equal and ratable benefit of the Holders and the Trustee and the other parties secured under the Security Documents pursuant to the terms of the Security Documents.

                  (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs the Pledgee to perform its obligations and exercise its rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

                  (c) As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee on behalf of such Holders, have rights in and to the Collateral which are equal and ratable with the rights that may be created in favor of the holders of any Permitted







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Pari Passu Debt and any Refinancing Debt with respect to the Securities.

                  (d) As set forth in and governed by the Security Documents, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Secured Parties (as defined in the Pledge Agreements) without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Secured Obligations (as defined in the Pledge Agreements). As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

                  SECTION 11.02. Release of Collateral. Collateral may be released from the security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 11. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article 11 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause 'SS' 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by 'SS' 314(d) of the TIA may be made by an officer of the Company, except in cases which 'SS' 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

                  SECTION 11.03. Certificates and Opinions. (a) The Company shall deliver to the Trustee:

                  (i) promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture and the Security Documents (including financing statements







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         or other instruments) have been properly recorded and filed so as to make effective the security interest intended to be created for the benefit of the Securityholders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; and

                (ii) on or before March 1 of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture and the Security Documents (including financing statements or other instruments) as is necessary to maintain the security interest intended to be created thereby for the benefit of the Securityholders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

                 (b) The Company shall comply with TIA 'SS' 314(d), relating to, among other matters, the release of Collateral from the Lien of the Security Documents and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA 'SS' 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA 'SS' 314(d).


                                   ARTICLE 12

                                  Trust Moneys

                  SECTION 12.01. Delivery and Acceptance of Escrowed Funds. (a) Concurrently with the execution and delivery of this Indenture, the Company is depositing the Initial Deposit (as defined below) with the Trustee.

                  The "Initial Deposit" means an amount of cash equal to the sum of (i) $29,000,000 and (ii) an amount equal to the total amount of interest that will accrue on $29,000,000 principal amount of the Securities from the Issue Date of the Securities to the date that is 10 Business Days after June 30, 1995 (collectively, the "Required Amounts").

                  (b) The Trustee hereby agrees to accept the Initial Deposit and to hold such funds and the proceeds







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thereof in trust in one or more separate identifiable accounts for disbursement in accordance with the provisions of this Indenture. The Initial Deposit and proceeds thereof shall constitute the "Trust Funds". The Trustee further agrees to invest the Trust Funds only in Permitted Investments and then only as specifically directed in writing from time to time by the Company.

                  (c) The obligation and liability of the Trustee to make the payments and transfers required by this Article 12 shall be limited to the Trust Funds. The Trustee shall not be liable for any loss, fee, tax or other charge resulting from any investment, reinvestment or liquidation made in good faith pursuant to this Article 12 in compliance with the provisions hereof.

                  SECTION 12.02. Disbursement of Trust Funds. (a) If at any time the Trustee receives notice from the Company that the closing of the Acquisition will occur on or prior to June 30, 1995, the Trustee will promptly release the Trust Funds to the Company upon presentation of an Officers' Certificate, substantially in the form of Exhibit D hereto, certifying to the Trustee as to the matters specified in Exhibit D hereto. The Trustee may rely on such verification absent manifest error. The Trustee shall be under no obligation to independently confirm the calculations contained in, or the conclusions reached by, such statement.

                  (b) If the Securities become subject to the Mandatory Redemption, the Company shall provide prompt notice thereof to the Trustee, together with a certificate of a nationally recognized firm of independent accountants setting forth a calculation of the amount in cash equal to 100% of the aggregate principal amount of Securities subject to such Mandatory Redemption plus accrued and unpaid interest to the redemption date (the "Mandatory Redemption Price") payable on the date fixed for redemption.

                  If the Trustee receives a notice from the Company that a Mandatory Redemption is to occur, the Trustee will release to the Paying Agent an amount of Trust Funds equal to the Mandatory Redemption Price, as evidenced in such notice from the Company. Concurrently with such release to the Paying Agent, the Trustee shall release any Trust Funds in excess of the Mandatory Redemption Price to the Company.








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                  (c) Notwithstanding paragraphs 12.02(a) and (b) above, if the principal amount of and accrued and unpaid interest on the Securities has become immediately due and payable pursuant to Section 6.02, the Trustee will liquidate all investments contained in the Trust Funds then held by it and will thereafter release all Trust Funds to the Paying Agent for payment to the holders of the Securities.

                  SECTION 12.03. Indemnity. The Company agrees to indemnify the Trustee, and its officers, directors, employees and agents, for and to hold it and each of them harmless against any and all loss, liability, damage, claim or expense arising out of or in connection with this Article 12 and carrying out its duties hereunder, including the cost and expenses of defending itself against any claim of liability; provided, however, that the Company shall not be liable for indemnification or otherwise for any loss, liability or expense to the extent arising out of the gross negligence, wilful misconduct or bad faith of the Trustee.


                                   ARTICLE 13

                                  Miscellaneous

                  SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:

                  Benedek Broadcasting Corporation
                  Stewart Square, Suite 210
                  308 West State Street
                  Rockford, Illinois 61101

                  Attention:  Chief Financial Officer

                  if to the LLC, in care of the Company at the address set forth above








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                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286

                  Attention:  Corporate Trust Trustee Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA 'SS' 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA 'SS' 312(c).

                  SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.







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                  SECTION 13.05. Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the LLC or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the LLC shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular







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record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be







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considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                       BENEDEK BROADCASTING
                                       CORPORATION,

                                         by
                                            /s/ A. Richard Benedek
                                            ____________________________________
                                            Name:  A. Richard Benedek
                                            Title: President

Attest:


/s/ Paul S. Goodman
__________________________________

                                       BENEDEK BROADCASTING COMPANY,
                                       L.L.C.,

                                         by BENEDEK BROADCASTING
                                            CORPORATION, a Member,

                                           by
                                              /s/ A. Richard Benedek
                                              __________________________________
                                              Name:  A. Richard Benedek
                                              Title: President

Attest:


/s/ Paul S. Goodman
__________________________________


                                       THE BANK OF NEW YORK, as Trustee,

                                        by
                                           /s/ Helen M. Cotiaux
                                           _____________________________________
                                           Name:  Helen M. Cotiaux
                                           Title: Vice President

Attest:


/s/ Vivian Georges
__________________________________







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







                                                                       EXHIBIT A
                                                                    TO INDENTURE





                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
         (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DESCRIBED IN RULE 501(a)(1), (2),
         (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN

         ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

No.                                                             $
                                                                CUSIP:

                      11-7/8% Senior Secured Note due 2005

                  BENEDEK BROADCASTING CORPORATION, a Delaware corporation,
promises to pay to                          , or registered assigns, the
principal sum        of       Dollars on March 1, 2005.

                  Interest Payment Dates: March 1 and September 1.

                  Record Dates:  February 15 and August 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

                                       BENEDEK BROADCASTING
                                       CORPORATION,


                                        by
                                          ______________________________________
                                          President


                                          ______________________________________
                                          Secretary


TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Dated:

The Bank of New York,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

  by
    _____________________________
        Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                        BENEDEK BROADCASTING CORPORATION

                      11-7/8% Senior Secured Note due 2005


1.  Interest.

                  Benedek Broadcasting Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if (i) the applicable Registration Statement (as defined in the Registration Rights Agreement) is not filed with the SEC on or prior to 45 days after the Issue Date, (ii) neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective by November 30, 1995, (iii) unless the Exchange Offer would not be permitted by a policy of the SEC, the Exchange Offer is not consummated by December 31, 1995, (iv) the Shelf Registration Statement is required to be filed by the Company but is not declared effective by December 31, 1995, or (v) after a Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or such Registration Statement or the related prospectus ceases to be usable (subject to certain exceptions) in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (v), a "Registration Default"), interest will accrue on this Security at a rate of 12-3/8% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

                  The Company will pay interest semiannually on March 1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 10, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest

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                                                                               5










on overdue installments of interest at the same rate to the extent lawful.




2.  Method of Payment.

The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of the Definitive Securities (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar.

Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture.

The Company issued the Securities under an Indenture dated as of March 1, 1995 ("Indenture"), among the Company, Benedek Broadcasting Company, L.L.C. and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $135,000,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture imposes certain limitations on the issuance of additional debt by the Company and its Subsidiaries, the creation of liens on the assets of the Company and its Subsidiaries, the Company entering into sale and leaseback transactions, the issuance of debt and preferred stock by its Subsidiaries, investments in certain affiliates, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and its Subsidiaries and Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, certain activities by the LLC, and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture limits the ability of the Company and the Subsidiaries to restrict distributions and dividends from Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Securities. The limitations are subject to a number of important qualifications and exceptions.


5.  Optional Redemption.

                  Except as set forth in the next paragraph, the Securities may not be redeemed at the option of the Company prior to March 1, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                     if redeemed during the
                   12-month period beginning       Redemption
                               March 1,             Price

                  2000 ......................      105.938%
                  2001 ......................      102.969%
                  2002 ......................      101.484%
                  2003 and thereafter .......      100.000%

                  Notwithstanding the foregoing, at any time prior to March 1, 1998, the Company may redeem Securities, in part and from time to time, to the extent the Company actually receives the net proceeds of one or more Public Equity Offerings, at 110.875% of the principal amount thereof, plus accrued interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $100,000,000 ($75,000,000 if the Mandatory Redemption described in paragraph 6 below has occurred) aggregate principal amount of the Securities must remain outstanding after each such redemption. A "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933.


6.  Mandatory Redemption.

                  In the event that the acquisition (the "Acquisition") by the Company of substantially all of the assets (excluding cash and accounts receivable) of WTVY-TV (the "Dothan Station") is not consummated on or prior to June 30, 1995, or, if it appears, in the sole judgment of the Company, that the Acquisition will not be consummated in all material respects on or prior to such date, then at any time on or prior to June 30, 1995 (the "Mandatory Redemption Date"), the Company will redeem $29,000,000 principal amount of the Securities in accordance with this paragraph and Article 3 of the Indenture. The Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed in accordance with Article 3 of the Indenture. The Company shall notify each of the Trustee and the Pledgee of such redemption. On such redemption date the Company shall redeem $29,000,000 principal amount of the

Securities at a redemption price of 100% of the principal amount of the Securities, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).


7.  Notice of Redemption.

                  Subject to paragraph 6 above, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.  Put Provisions.

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

9.  Guarantees.

                  This Security is guarantied by the LLC to the extent provided in the Indenture. The Company has also covenanted pursuant to the Indenture to cause any Designated Subsidiary to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Designated Subsidiary will guarantee this Security on the same terms and conditions as those set forth in the Indenture.

10.  Collateral and Security Documents.

                  To secure the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under the

Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, the Pledgors have granted security interests in the Collateral to the Pledgee for the benefit of the holders of Securities pursuant to the Pledge Agreements. Such Collateral also secures certain other obligations of the Company on a pari passu basis.

11.  Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 (or, in the case of Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, minimum denominations of $250,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

12.  Persons Deemed Owners.

                  The registered holder of this Security may be treated as the owner of it for all purposes.

13.  Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


14.  Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with







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
the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


15.  Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to further secure the Securities, or to add additional covenants of the Company or the LLC or A. Richard Benedek for the benefit of the Holders or surrender rights and powers conferred on the Company or the LLC or A. Richard Benedek, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

16.  Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company, the LLC or a Subsidiary to comply with other agreements in the Indenture or the Securities or the Security Documents or the breach of certain representations and warranties made in the Pledge Agreements, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company, the LLC or a Significant Subsidiary if the amount accelerated or so unpaid exceeds $1,000,000 and continues for

10 days; (v) certain events of bankruptcy or insolvency with respect to the Company, the LLC or a Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $1,000,000; and (vii) the failure at any time of the LLC Guaranty (or any other Guarantee of the Notes) or of the security interest created under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17.  Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee, respectively under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.  Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


20.  Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


21.  CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


22.  Governing Law.

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                  Benedek Broadcasting Corporation
                  Stewart Square, Suite 210
                  308 West State Street
                  Rockford, Illinois 61101
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint ________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: ________________ Your Signature: _____________________


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:  __________________________________________________________
                                   (Signature must be guaranteed by an "eligible
                                 guarantor institution" that is, a bank,
                                 stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the
                                 Securities Transfer Agents Medallion Program
                                 ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)







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                                                                              15










      CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER
                              RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

The undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

             (1)      [ ]      acquired for the undersigned's own account, with-
                               out transfer (in satisfaction of Sec-
                               tion 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture); or

             (2)      [ ]      transferred to the Company; or

             (3)      [ ]      transferred pursuant to and in compliance with
                               Rule 144A under the Securities Act of 1933, as amended; or

             (4)      [ ]      transferred pursuant to and in compliance with
                               Regulation S under the Securities Act of 1933, as amended; or

             (5)      [ ]      transferred to an institutional
                               "accredited investor" (as defined in Rule
                               501(a)(1), (2), (3) or (7) under the
                               Securities Act of 1933, as amended) and that the transferor is a "subsequent investor" within the meaning of the legend on the face of this Security; or

             (6)      [ ]      transferred pursuant to another available exemp-
                               tion from the registration requirements of the Securities Act of 1933, as amended.







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                                                                              16











Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Company or the Trustee may require evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on the face of this Security.


                                   ______________________________
                                              Signature

Signature Guarantee:_____________________________________________
                          (Signature must be guaranteed by an "eligible guarantor institution", that is, a bank , stock-broker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or partici-pation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guaran-tee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

_________________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 of the Indenture, check the box:
                                                     [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount and check the box:
$                                                    [ ]

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:
                                                     [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount and check the box:
$                                                    [ ]


Date: __________________ Your Signature: _________________________________
                         (Sign exactly as your name  appears
                         on the other side of the Security)


Signature Guarantee:______________________________________________________
                                 (Signature must be guaranteed by an
                                 "eligible guarantor institution", that is, a bank , stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:


=================================================================================================================================
                                                                             Principal Amount of this
                       Amount of decrease in      Amount of increase in      Global Security following    Signature of authorized
                       Principal Amount of this   Principal Amount of this   such decrease or increase    officer of Trustee or
Date of                Global Security            Global Security                                         Securities Custodian
Exchange
- ---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================


                                                                       EXHIBIT B
                                                                    TO INDENTURE





                       [FORM OF FACE OF EXCHANGE SECURITY]

No.                                                               $
                                                             CUSIP:



                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.*/

                  11-7/8% Senior Secured Note Series A due 2005


                  BENEDEK BROADCASTING CORPORATION, a Delaware corporation,
promises to pay to                            , or registered assigns, the
principal sum of                         Dollars on March 1, 2005.



                  Interest Payment Dates: March 1 and September 1.

                  Record Dates:  February 15 and August 15.



- --------
*/ This legend should only be added if the Security is issued in global form.







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                                                                               2










                  Additional provisions of this Security are set forth on the other side of this Security.


                                       BENEDEK BROADCASTING CORPORATION,



                                        by
               [Seal]                      _____________________________________
                                           President



                                           _____________________________________
                                           Secretary


TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Dated:

The Bank of New York,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


  by
    ______________________________
        Authorized Signatory







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                                                                               3







                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                        BENEDEK BROADCASTING CORPORATION

                  11-7/8% Senior Secured Note Series A due 2005


1.  Interest.

                  Benedek Broadcasting Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 10, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment.

                  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


3.  Paying Agent and Registrar.

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any







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                                                                               4










Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture.

         The Company issued the Securities under an Indenture dated as of March 1, 1995 ("Indenture"), among the Company, Benedek Broadcasting Company, L.L.C. and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 'SS''SS' 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $135,000,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture imposes certain limitations on the issuance of additional debt by the Company and its Subsidiaries, the creation of liens on the assets of the Company and its Subsidiaries, the Company entering into sale and leaseback transactions, the issuance of debt and preferred stock by its Subsidiaries, investments in certain affiliates, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and its Subsidiaries and Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, certain activities by the LLC, and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture limits the ability of the Company and the Subsidiaries to restrict distributions and dividends from Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Securities. The limitations are subject to a number of important qualifications and exceptions.


5.  Optional Redemption.

                  Except as set forth in the next paragraph, the Securities may not be redeemed at the option of the Company







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                                                                               5










prior to March 1, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                     if redeemed during the
                    12-month period beginning    Redemption
                                March 1,            Price

                  2000 ......................      105.938%
                  2001 ......................      102.969%
                  2002 ......................      101.484%
                  2003 and thereafter .......      100.000%


                  Notwithstanding the foregoing, at any time prior to March 1, 1998, the Company may redeem Securities, in part and from time to time, to the extent the Company actually receives the net proceeds of one or more Public Equity Offerings, at 110.875% of the principal amount thereof, plus accrued interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $100,000,000 ($75,000,000 if the Mandatory Redemption described in paragraph 6 below has occurred) aggregate principal amount of the Securities must remain outstanding after each such redemption. A "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933.


6.  Mandatory Redemption.

                  In the event that the acquisition (the "Acquisition") by the Company of substantially all of the assets (excluding cash and accounts receivable) of WTVY-TV (the "Dothan Station") is not consummated on or prior to June 30, 1995, or, if it appears, in the sole judgment of the Company, that the Acquisition will not be consummated in all material respects on or prior to such date, then at any time on or prior to June 30, 1995 (the "Mandatory Redemption Date"), the Company will redeem $29,000,000 principal amount of the Securities in accordance with this paragraph and Article 3 of the Indenture. The Company shall mail a notice







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                                                                               6










of redemption by first-class mail to each Holder of Securities to be redeemed in accordance with Article 3 of the Indenture. The Company shall notify each of the Trustee and the Pledgee of such redemption. On such redemption date the Company shall redeem $29,000,000 principal amount of the Securities at a redemption price of 100% of the principal amount of the Securities, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).


7.  Notice of Redemption.

                  Subject to paragraph 6 above, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.  Put Provisions.

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.


9.  Guarantees.

                  This Security is guarantied by the LLC to the extent provided in the Indenture. The Company has also covenanted pursuant to the Indenture to cause any Designated Subsidiary to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Designated Subsidiary will guarantee this Security on the same terms and conditions as those set forth in the Indenture.







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                                                                               7












10.  Collateral and Security Documents.

                  To secure the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, the Pledgors have granted security interests in the Collateral to the Pledgee for the benefit of the holders of Securities pursuant to the Pledge Agreements. Such Collateral also secures certain other obligations of the Company on a pari passu basis.


11.  Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


12.  Persons Deemed Owners.

                  The registered holder of this Security may be treated as the owner of it for all purposes.


13.  Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.









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                                                                               8










14.  Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


15.  Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to further secure the Securities, or to add additional covenants of the Company or the LLC or A. Richard Benedek for the benefit of the Holders or surrender rights and powers conferred on the Company or the LLC or A. Richard Benedek, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.


16.  Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company, the LLC or a Subsidiary to comply with other agreements in the Indenture or the Securities or the Security Documents or the breach of certain representations







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                                                                               9










and warranties made in the Pledge Agreements, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company, the LLC or a Significant Subsidiary if the amount accelerated or so unpaid exceeds $1,000,000 and continues for 10 days; (v) certain events of bankruptcy or insolvency with respect to the Company, the LLC or a Significant Subsidiary;
(vi) certain judgments or decrees for the payment of money in excess of $1,000,000; and (vii) the failure at any time of the LLC Guaranty (or any other Guarantee of the Notes) or of the security interest created under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.


17.  Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


18.  No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee,







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                                                                              10










respectively under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


19.  Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


20.  Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


21.  CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


22.  Governing Law.

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.








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                                                                              11










                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                  Benedek Broadcasting Corporation
                  Stewart Square, Suite 210
                  308 West State Street
                  Rockford, Illinois 61101
                  Attention:  Chief Financial Officer









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                                                                              12











                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                                   agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: ________________ Your Signature: ______________________________


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:  ________________________________________________
                       (Signature must be guaranteed by an "eligible
                      guarantor institution" that is, a bank,
                      stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the
                      Securities Transfer Agents Medallion Program
                      ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)







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                                                                              13










                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 of the Indenture, check the box:
                                                     [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount and check the box:
$
                                                     [ ]

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:
                                                     [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount and check the box:
$
                                                     [ ]


Date: __________________ Your Signature: _________________________________
                         (Sign exactly as your name  appears
                         on the other side of the Security)


Signature Guarantee:______________________________________________________
                      (Signature must be guaranteed by an
                      "eligible guarantor institution", that is, a bank , stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer
                      Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)







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                                                                       EXHIBIT C
                                                                    TO INDENTURE





                           FORM OF GUARANTEE AGREEMENT


                  GUARANTEE AGREEMENT, dated as of                          ,
    , made by                                      (the "Guarantor"), the under-
signed subsidiary of Benedek Broadcasting Corporation, in favor of the Holders and the Trustee (as defined in the Indenture referred to below).

                  Reference is made to the Indenture dated as of March 1, 1995 (as amended, restated, supplemented, modified or waived from time to time, the "Indenture"), among Benedek Broadcasting Corporation (the "Company"), a subsidiary of the Company, and the Trustee.


                              W I T N E S S E T H:


                  WHEREAS the Company is a party to the Indenture;

                  WHEREAS the Company owns directly all of or a majority interest in the Guarantor;

                  WHEREAS the Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Indenture;


                  NOW, THEREFORE, in consideration of the promises thereby, the Guarantor hereby agrees with and for the benefit of the Holders as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term "Holders" in this guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders.









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                                                                               2










                                   ARTICLE II

                 Representations and Warranties of the Guarantor

                  SECTION 2.01. Representations and Warranties. The Guarantor hereby represents and warrants to the Holders as follows:

                  (a) Due Existence; Compliance. The Guarantor is a corporation or limited partnership duly organized, validly existing and in good standing, where applicable, under the laws of the jurisdiction in which it was incorporated or organized and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Guarantee. The Guarantor is duly qualified or licensed to do business as a foreign corporation or entity and is in good standing, where applicable, in all jurisdictions in which it owns or leases property, or proposes to own or lease property, or in which the conduct of its business requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Guarantor. The Guarantor is in compliance in all material respects with all applicable law, rules, regulations and orders.

                  (b) Corporate Authorities; No Conflicts. The execution, delivery and performance by the Guarantor of this Guarantee is within its corporate or limited partnership powers and has been duly authorized by all necessary corporate and stockholder approvals or partnership approvals and (i) does not contravene its organizational documents or any law, rule, regulation, judgment, order or decree applicable to or binding on the Guarantor and (ii) does not contravene, and will not result in the creation of any lien under, any provision of any contract, indenture, mortgage or agreement to which the Guarantor is a party, or by which it or any of its properties are bound.

                  (c) Government Approvals and Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against the Guarantor of this







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                                                                               3










Guarantee (except such governmental approvals or authorizations as have been duly obtained or made and remain in full force and effect).

                  (d) Legal, Valid and Binding. This Guarantee is the legal valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

                  (e) Litigation. There is no pending or threatened action or proceeding affecting the Guarantor by or before any court, governmental agency or arbitrator, which may materially adversely affect the condition, operations, business, prospects, properties or assets of the Guarantor, or prohibit, limit in any way or materially adversely affect the ability of the Guarantor to perform its obligations under this Guarantee.

                  (f) Immunities. Neither the Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

                  (g) No Filing. To ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee in each of the jurisdictions in which the Guarantor is incorporated or organized or any other jurisdiction in which the Guarantor conducts business, it is not necessary that this Guarantee be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to this Guarantee.

                  (h) No Defaults. There does not exist any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement to which the Guarantor is a party or by which it may be bound, or to which any of its properties or assets may be subject which default would have a material adverse effect on the Guarantor, or would materially adversely affect the Guarantor's ability to perform its obligations under this Guarantee.

                  (i) Solvency. The Guarantor is on the date hereof, and at all times will be, solvent.









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                                                                               4










                                   ARTICLE III

                                    Guarantee

                  SECTION 3.01. Guarantee. The Guarantor hereby unconditionally and irrevocably guaranties to each Holder of the Securities (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article III notwithstanding any extension or renewal of any Obligation.

                  The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; or (d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations.

                  The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

                  Except as otherwise provided herein, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment







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                                                                               5










or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

                  The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders of a majority of the Securities (the "Majority Securityholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders.

                  The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. The Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated for the purposes of such Guarantor's Guarantee herein, notwith-







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                                                                               6










standing any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                  The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by any Holder in enforcing any rights under this Section.

                  SECTION 3.02. Limitation on Liability. (a) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guarantied hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guarantied without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

                  (b) This Guarantee shall terminate and be of no further force or effect upon the sale or other transfer (i) by the Guarantor of all or substantially all of its assets or (ii) by the Company of all of its stock or other equity interests in the Guarantor, to a Person that is not an Affiliate of the Company; provided, however, that such sale or transfer constitutes an Asset Disposition as defined in the Indenture. Upon notice to the Trustee that such a sale or transfer described in this clause 3.02(b) has occurred, the Trustee shall return the original Guarantee to the Guarantor.

                  SECTION 3.03. Successors and Assigns. Subject to Section 3.02(b) hereof, this Article III shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Holders and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Guarantee and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee.

                  SECTION 3.04. No Waiver, etc. Neither a failure nor a delay on the part of the Holders or the Trustee in exercising any right, power or privilege under this Article III shall operate as a waiver thereof, nor shall a







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single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article III at law, in equity, by statute or otherwise.

                  SECTION 3.05. Modification, etc. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Securityholders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand on the Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.


                                   ARTICLE IV

                                  Miscellaneous

                  SECTION 4.01. Notices. All notices and other communications pertaining to this Guarantee or any Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid
(a) if to the Guarantor, at its address set forth below, and (b) if to the Holders or the Trustee, as provided in the Indenture.

                  SECTION 4.02. Parties. Nothing expressed or mentioned in this Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision herein contained.

                  SECTION 4.03. Governing Law. This Agreement shall be governed by the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.








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                                                                               8










                  SECTION 4.04. Severability Clause. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 4.05. Waivers, Amendments and Remedies. The failure to insist in any one or more instances upon strict performance of any of the provisions of this Guarantee or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect. Except as otherwise expressly limited in this Guarantee, all remedies under this Guarantee shall be cumulative and in addition to every other remedy provided for herein or by law.

                  SECTION 4.06. Entire Agreement. This Guarantee is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  SECTION 4.07. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.


                  IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee as of the date first above written.


                                       [NAME OF GUARANTOR],



                                         By
                                            ____________________________________
                                            Name:
                                            Title:
                                            Address:








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                                                                       EXHIBIT D
                                                                    TO INDENTURE





                          Form of Officers' Certificate
                                       of
                        Benedek Broadcasting Corporation

                  This certificate is being delivered pursuant to Section 12.02(a) of the Indenture dated as of March 1, 1995 (the "Indenture"), among Benedek Broadcasting Corporation (the "Company"), Benedek Broadcasting Company, L.L.C. and The Bank of New York, as Trustee. The undersigned Officers of the Company hereby certify on behalf of the Company that:

                  1. Concurrently with the delivery of this Certificate and the release of funds to the Company pursuant to the provisions of Article 12 of the Indenture, the Company proposes to close the acquisition of the Dothan Station (the "Acquisition") pursuant to the terms of the purchase agreement for the Acquisition between the Company and [relevant counterparty].

                  2. The terms of the transactions to be entered into and the business to be acquired conform in all material respects to the descriptions thereof contained in the Offering Circular dated March 3, 1995.

                  3. All conditions to the closing of the Acquisition referred to in paragraph 1 above have been satisfied or waived.

                  4. The Licenses in respect of the Dothan Station will be assigned to the LLC at the closing of the Acquisition.

                  Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Indenture.


                  IN WITNESS WHEREOF, the undersigned Officers of Benedek
Broadcasting Corporation have hereby signed this Certificate this     day
of                , 1995.




                                       _________________________________________
                                       Name:
                                       Title:




                                       _________________________________________
                                       Name:
                                       Title:

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